SiriusPoint reports 84.4% Combined ratio for its Core operations at Q2’23 with Net Income up $483m from half year 2022

HAMILTON, Bermuda, August 2, 2023 - SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE:SPNT) today announced results for its second quarter ended June 30, 2023.
•Building on the progress made during the last three quarters as we report positive capital generation across all business areas and deliver on key strategic priorities
•Capital position is even stronger following the closure of the loss portfolio transfer, asset and financial leverage remains stable while our investment portfolio remains defensively positioned
•Targeting double-digit return on average common equity in 2023, reiterating guidance on 2024 cost savings of >$50 million and 2023 net investment income of $220-240 million
Scott Egan, Chief Executive Officer, said: “This quarter has been a positive one for SiriusPoint with all three areas of our business performing well as we continue our journey to improve the performance of the company.
Our underwriting results are strong, with a combined ratio of 84.4% for our core operations. Our investment portfolio remains focused on high quality, fixed income instruments and we are tracking to the top-end of our full year 2023 net investment income guidance of $220 million to $240 million. Run-rate costs have been reduced by $35 million to $40 million versus previous year on an underlying basis and we are confident on our target of more than $50 million reduction by the end of 2024. The balance sheet is even stronger now given we have closed the loss portfolio transfer deal, releasing more than $150 million of capital and aligning our balance sheet to the go forward strategy. Finally, all areas of our business are capital generating and we are on track to hit double-digit ROE this year.
We are also making significant progress to improve culture and employee engagement with the intention to create a high performing organization. We have great talent across the organization and I am proud of their efforts in delivering these results.
Exploratory discussions with Mr. Daniel Loeb regarding a potential acquisition began and concluded this quarter, following his 13-D filing, and we appreciate the Special Committee of the Board’s support of our strategy. We welcomed Bronek Masojada to the role of Chair of the Board. He is a proven industry leader with over 30 years of insurance experience, who will further strengthen our Board.
Our focus on executing well against our strategy continues and with each quarter that passes, we build more credibility and track record. Our aim is to keep doing this and I look forward to sharing further progress later in the year.”

Second Quarter 2023 Highlights
•Net income available to SiriusPoint common shareholders of $66 million, or $0.37 per diluted common share
•Consolidated combined ratio of 81.9%, underwriting income of $127 million
•Core income of $85 million, which includes underwriting income of $82 million, Core combined ratio of 87.7%
•Net investment income of $69 million and total investment result of $66 million
•Tangible book value per diluted common share remained relatively stable from March 31, 2023
•Annualized return on average common equity of 13.0%
•Asset duration increased to 2.5 years, from 2.1 years at March 31, 2023
Half Year 2023 Highlights
•Net income available to SiriusPoint common shareholders of $205 million, or $1.14 per diluted common share
•Consolidated combined ratio of 78.2%, underwriting income of $284 million
•Core income of $206 million, which includes underwriting income of $189 million, Core combined ratio of 84.4%
•Core net services fee income of $28 million, up 9.5% from the six months ended June 30, 2022, with service margin stable at 22.5%
•Net investment income of $130 million and total investment result of $140 million
•Tangible book value per diluted common share increased $0.96, or 9.2%, from December 31, 2022 to $11.39 per share
•Annualized return on average common equity of 20.9%

Key Financial Metrics
The following table shows certain key financial metrics for the three and six months ended June 30, 2023 and 2022:

	Three months ended		Six months ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
	($ in millions, except for per share data and ratios)
Combined ratio	81.9%	93.1%	78.2%	93.4%
Core underwriting income (1)	$81.7	$9.6	$189.1	$22.3
Core net services income (1)	$3.6	$10.6	$16.4	$24.6
Core income (1)	$85.3	$20.2	$205.5	$46.9
Core combined ratio (1)	87.7%	98.3%	84.4%	98.0%
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	13.0%	(11.8)%	20.9%	(25.7)%
Book value per common share (2)	$12.59	$11.56	$12.59	$11.56
Book value per diluted common share (2)	$12.29	$11.32	$12.29	$11.32
Tangible book value per diluted common share (1)(2)	$11.39	$10.43	$11.39	$10.43
(1)Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See definitions in “Non-GAAP Financial Measures” and reconciliations in “Segment Reporting.” Tangible book value per diluted common share is a non-GAAP financial measure. See definition and reconciliation in “Non-GAAP Financial Measures.”
(2)Prior year comparatives represent amounts as of December 31, 2022.
Second Quarter 2023 Summary
Consolidated underwriting income for the three months ended June 30, 2023 was $127.3 million compared to $38.8 million for the three months ended June 30, 2022. The improvement in net underwriting results was driven by improved favorable prior year loss reserve development of $33.0 million for the three months ended June 30, 2023 compared to $6.4 million for the three months ended June 30, 2022. This increase in favorable prior year loss reserve development was primarily the result of management reflecting the continued favorable reported loss emergence through June 30, 2023 in its best estimate of reserves, which was further validated by the pricing of the loss portfolio transfer transaction (“2023 LPT”) from external reinsurers, including $16.6 million resulting from a reduction in unallocated loss adjustment expenses related to the claims that will no longer be managed by SiriusPoint under the terms of the 2023 LPT. In addition, there were no property catastrophe losses for the three months ended June 30, 2023 compared to $16.2 million for the three months ended June 30, 2022.
Consolidated underwriting income for the six months ended June 30, 2023 was $283.8 million compared to $72.3 million for the six months ended June 30, 2022. The improvement in net underwriting results was driven by improved favorable prior year loss reserve development of $138.4 million for the six months ended June 30, 2023 compared to $11.9 million for the six months ended June 30, 2022. This increase in favorable prior year loss reserve development was primarily the result of management reflecting the continued favorable reported loss emergence through June 30, 2023 in its best estimate of reserves, which was further validated by the pricing of the 2023 LPT from external reinsurers, which represents $118.2 million of the favorable prior year loss reserve development. In addition, catastrophe losses, net of reinsurance and reinstatement premiums, were $12.9 million, or 1.0 percentage points on the combined ratio, for the six months ended June 30, 2023, compared to $23.1 million, or 2.1 percentage points on the combined ratio, for the six months ended June 30, 2022. The lower catastrophe losses were a result of the Company’s significant reduction in catastrophe exposed business.
Reportable Segments
The determination of our reportable segments is based on the manner in which management monitors the performance of our operations, which consist of two reportable segments - Reinsurance and Insurance & Services.
Core Underwriting Results
Collectively, the sum of our two segments, Reinsurance and Insurance & Services, constitute our “Core” results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See reconciliations in “Segment Reporting”. We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.

Three months ended June 30, 2023 and 2022
Core results for the three months ended June 30, 2023 included income of $85.3 million compared to income of $20.2 million for the three months ended June 30, 2022. Income for the three months ended June 30, 2023 consists of underwriting income of $81.7 million (87.7% combined ratio) and net services income of $3.6 million, compared to underwriting income of $9.6 million (98.3% combined ratio) and net services income of $10.6 million for the three months ended June 30, 2022. The improvement in net underwriting results was primarily driven by increased favorable prior year loss reserve development, lower catastrophe losses and favorable expense ratios (both commission and other underwriting expense ratios), which results in a higher underwriting gain. Net services income for the three months ended June 30, 2023 included net investment losses from Strategic Investments of $4.1 million compared to losses of $0.5 million for the three months ended June 30, 2022.
Losses incurred included $25.2 million of favorable prior year loss reserve development for the three months ended June 30, 2023, compared to $1.5 million for the three months ended June 30, 2022. For the three months ended June 30, 2023, favorable prior year loss reserve development was driven by decreases in the domestic and international property and casualty lines of business in the Reinsurance segment, partially offset by loss emergence in the property and casualty business lines in the Insurance & Service segment. This increase in favorable prior year loss reserve development was primarily the result of management reflecting the continued favorable reported loss emergence through June 30, 2023 in its best estimate of reserves, which was further validated by the pricing of the 2023 LPT from external reinsurers, in addition to a reduction in unallocated loss adjustment expense reserves related to the claims that will no longer be managed by SiriusPoint under the terms of the 2023 LPT.
For the three months ended June 30, 2023, there were no significant catastrophe losses compared to $16.2 million, or 2.9 percentage points on the combined ratio, for the three months ended June 30, 2022.
Six months ended June 30, 2023 and 2022
Core results for the six months ended June 30, 2023 included income of $205.5 million compared to income of $46.9 million for the six months ended June 30, 2022. The income for the six months ended June 30, 2023 consists of an underwriting income of $189.1 million (84.4% combined ratio) and net services income of $16.4 million, compared to an underwriting income of $22.3 million (98.0% combined ratio) and net services income of $24.6 million for the six months ended June 30, 2022. The improvement in net underwriting results was primarily driven by favorable prior year loss reserve development, lower catastrophe losses, and favorable expense ratios (both commission and other underwriting expense ratios), which results in a higher underwriting gain. Net services income for the six months ended June 30, 2023 included net investment losses from Strategic Investments of $8.0 million compared to losses of $0.8 million for the six months ended June 30, 2022.
Losses incurred included $117.1 million of favorable prior year loss reserve development for the six months ended June 30, 2023 compared to favorable prior year loss reserve development of $6.5 million for the six months ended June 30, 2022. This increase in favorable prior year loss reserve development was primarily the result of management reflecting the continued favorable reported loss emergence through June 30, 2023 in its best estimate of reserves, which was further validated by the pricing of the 2023 LPT from external reinsurers, in addition to a reduction in unallocated loss adjustment expense reserves related to the claims that will no longer be managed by SiriusPoint under the terms of the 2023 LPT.
For the six months ended June 30, 2023, catastrophe losses, net of reinsurance and reinstatement premiums, were $7.0 million, or 0.6 percentage points on the combined ratio, compared to $23.1 million, or 2.1 percentage points on the combined ratio for the six months ended June 30, 2022. For the six months ended June 30, 2022, losses from the Russia/Ukraine conflict, including losses from the political risk, trade credit, and aviation lines of business, were $13.2 million, or 1.2 percentage points on the combined ratio.
Reinsurance Segment
Three months ended June 30, 2023 and 2022
Reinsurance generated underwriting income of $79.3 million (75.3% combined ratio) for the three months ended June 30, 2023, compared to an underwriting loss of $0.2 million (100.1% combined ratio) for the three months ended June 30, 2022. The improvement in net underwriting results was primarily due to increased favorable prior year loss reserve development and lower catastrophe losses.
Reinsurance gross premiums written were $387.1 million for the three months ended June 30, 2023, an increase of $8.8 million, or 2.3%, compared to the three months ended June 30, 2022, driven by growth in the property and casualty lines of business in the North America reinsurance business, partially offset by lower writings in International reinsurance, primarily in the property lines, as we execute the Restructuring Plan.

Six months ended June 30, 2023 and 2022
Reinsurance generated underwriting income of $156.4 million (72.5% combined ratio) for the six months ended June 30, 2023, compared to $2.9 million (99.6% combined ratio) for the six months ended June 30, 2022. The improvement in net underwriting results for the six months ended June 30, 2023 compared to the six months ended June 30, 2022 was primarily due to higher favorable prior year loss reserve development and lower catastrophe losses.
Reinsurance gross premiums written were $783.3 million for the six months ended June 30, 2023, a decrease of $119.2 million, or 13.2%, compared to the six months ended June 30, 2022, driven by lower writings in International reinsurance, primarily in the property lines, as we execute the Restructuring Plan.
Insurance & Services Segment
Three months ended June 30, 2023 and 2022
Insurance & Services generated segment income of $8.8 million for the three months ended June 30, 2023, compared to $20.4 million for the three months ended June 30, 2022. Segment income for the three months ended June 30, 2023 consists of underwriting income of $2.4 million (99.2% combined ratio) and net services income of $6.4 million, compared to underwriting income of $9.8 million (96.1% combined ratio) and net services income of $10.6 million for the three months ended June 30, 2022. The decrease in underwriting results was primarily due to decreased favorable prior year loss reserve development from loss emergence from certain strategic partnerships. The decrease in services income was primarily due to net investment losses from Strategic Investments of $4.1 million for the three months ended June 30, 2023 compared to $0.5 million for the three months ended June 30, 2022.
Insurance & Services gross premiums written were $462.7 million for the three months ended June 30, 2023, an increase of $28.8 million, or 6.6%, compared to the three months ended June 30, 2022, primarily driven by growth across Insurance & Services, including growth in premiums from strategic partnerships, mainly Arcadian.
Six months ended June 30, 2023 and 2022
Insurance & Services generated segment income of $49.1 million for the six months ended June 30, 2023, compared to $44.0 million for the six months ended June 30, 2022. Segment income for the six months ended June 30, 2023 consists of underwriting income of $30.1 million (95.2% combined ratio) and net services income of $19.0 million, compared to underwriting income of $19.4 million (95.8% combined ratio) and net services income of $24.6 million for the six months ended June 30, 2022. The increase in underwriting results was primarily driven by the increased favorable prior loss reserve development from better than expected reported loss emergence in A&H. The decrease in services income was primarily due to net investment losses from Strategic Investments of $8.0 million for the six months ended June 30, 2023 compared to $0.8 million for the six months ended June 30, 2022.
Insurance & Services gross premiums written were $1,126.7 million for the six months ended June 30, 2023, an increase of $209.3 million, or 22.8%, compared to the six months ended June 30, 2022, primarily driven by growth across Insurance & Services, including growth in premiums from strategic partnerships, mainly Arcadian and Corvus Insurance, and A&H.
Investments
Three months ended June 30, 2023 and 2022
Total realized and unrealized investment gains (losses) and net investment income was $65.8 million for the three months ended June 30, 2023, compared to $(141.5) million for the three months ended June 30, 2022.
Total realized and unrealized investment gains and net investment income for the three months ended June 30, 2023 was primarily attributable to investment results from our debt and short-term investment portfolio of $64.9 million. These fixed income positions returned 0.1% in U.S. dollars and an original currency basis, inclusive of marked to market losses on available for sale securities of $52.7 million. Investment results were driven by dividend and interest income primarily on U.S. treasury bills and corporate debt positions which make up 46.6% of our total investments as of June 30, 2023, compared to 28.5% of our portfolio as of June 30, 2022.
Investment results for the three months ended June 30, 2022 were primarily attributable to the net investment loss of $57.3 million from our investment in the TP Enhanced Fund, corresponding to a (12.5)% return.

Six months ended June 30, 2023 and 2022
Total realized and unrealized investment gains (losses) and net investment income was $139.6 million for the six months ended June 30, 2023, compared to $(346.6) million for the six months ended June 30, 2022.
Total realized and unrealized investment gains and net investment income for the six months ended June 30, 2023 was primarily attributable to net investment income related to interest income from our debt and short-term investment portfolio of $137.5 million. Increased dividend and investment income is due to the ongoing re-positioning of the portfolio to focus on investing in high grade fixed income securities.
Investment results for the six months ended June 30, 2022 were primarily attributable to the net investment loss of $185.6 million from our investment in the TP Enhanced Fund, corresponding to a (25.9)% return.
SiriusPoint International Loss Portfolio Transfer
On March 2, 2023, the Company agreed, subject to applicable regulatory approvals and other closing conditions, to enter into a loss portfolio transfer transaction (“2023 LPT”), on a funds withheld basis, with Pallas Reinsurance Company Ltd., a subsidiary of the Compre Group, an insurance and reinsurance legacy specialist. The transaction covered loss reserves ceded initially estimated at $1.3 billion as of the valuation date of September 30, 2022, which were reduced to $905.6 million as of June 30, 2023, as a result of paid losses and favorable prior accident year reserve development recognized during the interim period. Upon closing, the Company recorded funds held payable of $884.4 million and an initial estimate of a deferred gain of $21.2 million, which will be amortized over the claim payout period of the subject business. The 2023 LPT comprises several classes of business from 2021 and prior underwriting years. The aggregate limit under the 2023 LPT is 130% of the booked reserves as of the inception of the contract.

Indication of Interest
On April 12, 2023, the Company acknowledged that Dan Loeb, and certain of his affiliates, disclosed in a Schedule 13D/A filing an indication of interest to explore a potential acquisition of all, or substantially all, of the outstanding common shares of the Company (“Indication of Interest”).
On May 12, 2023, the Company acknowledged that Dan Loeb, and certain of his affiliates, disclosed in a Schedule 13D/A filing the decision to conclude discussions regarding a potential transaction to acquire the Company.

Webcast Details
The Company will hold a webcast to discuss its second quarter 2023 results at 8:30 a.m. Eastern Time on August 3, 2023. The webcast of the conference call will be available over the Internet from the Company’s website at www.siriuspt.com under the “Investor Relations” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will be available by dialing 1-877-451-6152 (domestic) or 1-201-389-0879 (international). Participants should ask for the SiriusPoint Ltd. second quarter 2023 earnings call.
The online replay will be available on the Company's website immediately following the call at www.siriuspt.com under the “Investor Relations” section.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “believes,” “intends,” “seeks,” “anticipates,” “aims,” “plans,” “targets,” “estimates,” “expects,” “assumes,” “continues,” “should,” “could,” “will,” “may” and the negative of these or similar terms and phrases. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: our ability to execute on our strategic transformation, including re-underwriting to reduce volatility and improving underwriting performance, de-risking our investment portfolio, and transforming our business, including re-balancing our portfolio and growing the Insurance & Services segment; the impact of unpredictable catastrophic events including uncertainties with respect to current and future COVID-19 losses across many classes of insurance business and the amount of insurance losses that may ultimately be ceded to the reinsurance market, supply chain issues, labor shortages and related increased costs, changing interest rates and equity market volatility; inadequacy of loss and loss adjustment expense reserves, the lack of available capital, and periods characterized by excess underwriting capacity and unfavorable premium rates; the performance of financial markets, impact of inflation, and foreign currency fluctuations; our ability to compete successfully in the (re)insurance market and the effect of consolidation in the (re)insurance industry; technology breaches or failures, including those resulting from a malicious cyber-attack on us, our business partners or service providers; the effects of global climate change, including increased severity and frequency of weather-related natural disasters and catastrophes and increased coastal flooding in many geographic areas; our ability to retain key senior management and key employees; a downgrade or withdrawal of our financial ratings; fluctuations in our results of operations; legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint; the outcome of legal and regulatory proceedings and regulatory constraints on our business; reduced returns or losses in SiriusPoint’s investment portfolio; our potential exposure to U.S. federal income and withholding taxes and our significant deferred tax assets, which could become devalued if we do not generate future taxable income or applicable corporate tax rates are reduced; risks associated with delegating authority to third party managing general agents; future strategic transactions such as acquisitions, dispositions, investments, mergers or joint ventures; SiriusPoint’s response to any acquisition proposal that may be received from any party, including any actions that may be considered by the Company’s board of directors or any committee thereof; and other risks and factors listed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K and other subsequent periodic reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Other Financial Metrics
In presenting SiriusPoint’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). SiriusPoint’s management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of SiriusPoint’s financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. Core underwriting income, Core net services income, Core income, and Core combined ratio are non-GAAP financial measures. Management believes it is useful to review Core results as it better reflects how management views the business and reflects the Company’s decision to exit the runoff business. Tangible book value per diluted common share is also a non-GAAP financial measure and the most comparable U.S. GAAP measure is book value per common share. Tangible book value per diluted common share excludes the total number of unvested restricted shares, at period end, and intangible assets. While restricted shares are outstanding, they are excluded because they are unvested. Further, management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. The tangible book value per diluted common share is also useful because it provides a more accurate measure of the realizable value of shareholder returns, excluding intangible assets. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
SiriusPoint is a global underwriter of insurance and reinsurance providing solutions to clients and brokers around the world. Bermuda-headquartered with offices in New York, London, Stockholm and other locations, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents within our Insurance & Services segment. With over $3.0 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Excellent) from AM Best, S&P and Fitch. For more information please visit www.siriuspt.com.
Contacts

Investor Relations
Dhruv Gahlaut, Head of Investor Relations and Chief Strategy Officer
Dhruv.gahlaut@siriuspt.com
+44 7514 659 918

Media
Clare Kerrigan - Chief Communications Officer
Clare.kerrigan@siriuspt.com
+ 44 7720 163 949

SIRIUSPOINT LTD.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of June 30, 2023 and December 31, 2022
(expressed in millions of U.S. dollars, except per share and share amounts)

	June 30, 2023	December 31, 2022
Assets
Debt securities, available for sale, at fair value, net of allowance for credit losses of $0.0 (2022 - $0.0) (cost - $4,241.3; 2022 - $2,678.1)	$4,172.1	$2,635.5
Debt securities, trading, at fair value (cost - $802.3; 2022 - $1,630.1)	753.2	1,526.0
Short-term investments, at fair value (cost - $555.1; 2022 - $984.5)	559.2	984.6
Investments in related party investment funds, at fair value	111.3	128.8
Other long-term investments, at fair value (cost - $377.6; 2022 - $392.0) (includes related party investments at fair value of $199.4 (2022 - $201.2))	355.4	377.2
Equity securities, trading, at fair value (cost - $1.8; 2022 - $1.8)	1.6	1.6
Total investments	5,952.8	5,653.7
Cash and cash equivalents	676.2	705.3
Restricted cash and cash equivalents	95.2	208.4
Redemption receivable from related party investment fund	5.0	18.5
Due from brokers	18.2	4.9
Interest and dividends receivable	36.8	26.7
Insurance and reinsurance balances receivable, net	2,252.1	1,876.9
Deferred acquisition costs, net	340.3	294.9
Unearned premiums ceded	481.3	348.8
Loss and loss adjustment expenses recoverable, net	2,276.7	1,376.2
Deferred tax asset	164.3	200.3
Intangible assets	158.5	163.8
Other assets	165.4	157.9
Total assets	$12,622.8	$11,036.3
Liabilities
Loss and loss adjustment expense reserves	$5,338.8	$5,268.7
Unearned premium reserves	1,819.2	1,521.1
Reinsurance balances payable	1,845.4	813.6
Deposit liabilities	137.8	140.5
Deferred gain on retroactive reinsurance	21.2	—
Debt	765.9	778.0
Securities sold, not yet purchased, at fair value	—	27.0
Securities sold under an agreement to repurchase	11.0	18.0
Due to brokers	28.1	—
Deferred tax liability	61.0	59.8
Liability-classified capital instruments	65.4	60.4
Accounts payable, accrued expenses and other liabilities	261.3	266.6
Total liabilities	10,355.1	8,953.7
Commitments and contingent liabilities
Shareholders’ equity
Series B preference shares (par value $0.10; authorized and issued: 8,000,000)	200.0	200.0
Common shares (issued and outstanding: 163,200,630; 2022 - 162,177,653)	16.3	16.2
Additional paid-in capital	1,645.6	1,641.3
Retained earnings	467.1	262.2
Accumulated other comprehensive loss, net of tax	(74.2)	(45.0)
Shareholders’ equity attributable to SiriusPoint shareholders	2,254.8	2,074.7
Noncontrolling interests	12.9	7.9
Total shareholders’ equity	2,267.7	2,082.6
Total liabilities, noncontrolling interests and shareholders’ equity	$12,622.8	$11,036.3

SIRIUSPOINT LTD.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three and six months ended June 30, 2023 and 2022
(expressed in millions of U.S. dollars, except per share and share amounts)

	Three months ended		Six months ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues
Net premiums earned	$703.8	$568.8	$1,299.3	$1,098.1
Net realized and unrealized investment gains (losses)	(1.8)	(98.4)	9.5	(180.3)
Net realized and unrealized investment losses from related party investment funds	(0.9)	(60.5)	(0.1)	(191.5)
Net investment income	68.5	17.4	130.2	25.2
Net realized and unrealized investment gains (losses) and net investment income	65.8	(141.5)	139.6	(346.6)
Other revenues	(1.7)	45.8	14.1	83.0
Total revenues	767.9	473.1	1,453.0	834.5
Expenses
Loss and loss adjustment expenses incurred, net	407.0	360.3	674.1	700.4
Acquisition costs, net	126.2	123.6	245.9	232.1
Other underwriting expenses	43.3	46.1	95.5	93.3
Net corporate and other expenses	70.3	72.0	130.3	149.4
Intangible asset amortization	2.9	2.0	5.3	3.9
Interest expense	11.7	9.4	24.5	18.7
Foreign exchange (gains) losses	17.4	(56.5)	17.5	(75.9)
Total expenses	678.8	556.9	1,193.1	1,121.9
Income (loss) before income tax (expense) benefit	89.1	(83.8)	259.9	(287.4)
Income tax (expense) benefit	(16.8)	27.7	(42.6)	18.0
Net income (loss)	72.3	(56.1)	217.3	(269.4)
Net income attributable to noncontrolling interests	(2.0)	(0.7)	(4.4)	(0.4)
Net income (loss) available to SiriusPoint	70.3	(56.8)	212.9	(269.8)
Dividends on Series B preference shares	(4.0)	(4.0)	(8.0)	(8.0)
Net income (loss) available to SiriusPoint common shareholders	$66.3	$(60.8)	$204.9	$(277.8)
Earnings (loss) per share available to SiriusPoint common shareholders
Basic earnings (loss) per share available to SiriusPoint common shareholders	$0.38	$(0.38)	$1.18	$(1.74)
Diluted earnings (loss) per share available to SiriusPoint common shareholders	$0.37	$(0.38)	$1.14	$(1.74)
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	162,027,831	160,258,883	161,473,011	160,064,319
Diluted	166,708,932	160,258,883	165,997,198	160,064,319

SIRIUSPOINT LTD.
SEGMENT REPORTING

	Three months ended June 30, 2023
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$387.1	$462.7	$849.8	$—	$37.3	$—	$887.1
Net premiums written	341.3	291.6	632.9	—	37.3	—	670.2
Net premiums earned	320.7	339.6	660.3	—	43.5	—	703.8
Loss and loss adjustment expenses incurred, net	167.0	227.7	394.7	(1.5)	13.8	—	407.0
Acquisition costs, net	62.4	84.0	146.4	(35.9)	15.7	—	126.2
Other underwriting expenses	12.0	25.5	37.5	—	5.8	—	43.3
Underwriting income	79.3	2.4	81.7	37.4	8.2	—	127.3
Services revenues	(2.8)	62.2	59.4	(37.0)	—	(22.4)	—
Services expenses	—	50.0	50.0	—	—	(50.0)	—
Net services fee income (loss)	(2.8)	12.2	9.4	(37.0)	—	27.6	—
Services noncontrolling income	—	(1.7)	(1.7)	—	—	1.7	—
Net investment losses from Strategic Investments	—	(4.1)	(4.1)	—	—	4.1	—
Net services income (loss)	(2.8)	6.4	3.6	(37.0)	—	33.4	—
Segment income	76.5	8.8	85.3	0.4	8.2	33.4	127.3
Net realized and unrealized investment gains (losses)					2.3	(4.1)	(1.8)
Net realized and unrealized investment losses from related party investment funds					(0.9)	—	(0.9)
Net investment income					68.5	—	68.5
Other revenues					(24.1)	22.4	(1.7)
Net corporate and other expenses					(20.3)	(50.0)	(70.3)
Intangible asset amortization					(2.9)	—	(2.9)
Interest expense					(11.7)	—	(11.7)
Foreign exchange losses					(17.4)	—	(17.4)
Income before income tax expense	$76.5	$8.8	85.3	0.4	1.7	1.7	89.1
Income tax expense			—	—	(16.8)	—	(16.8)
Net income (loss)			85.3	0.4	(15.1)	1.7	72.3
Net income attributable to noncontrolling interest			—	—	(0.3)	(1.7)	(2.0)
Net income (loss) available to SiriusPoint			$85.3	$0.4	$(15.4)	$—	$70.3

Underwriting Ratios: (1)
Loss ratio	52.1%	67.0%	59.8%				57.8%
Acquisition cost ratio	19.5%	24.7%	22.2%				17.9%
Other underwriting expenses ratio	3.7%	7.5%	5.7%				6.2%
Combined ratio	75.3%	99.2%	87.7%				81.9%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Three months ended June 30, 2022
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$378.3	$433.9	$812.2	$—	$0.4	$—	$812.6
Net premiums written	321.5	301.4	622.9	—	0.1	—	623.0
Net premiums earned	319.5	244.3	563.8	—	5.0	—	568.8
Loss and loss adjustment expenses incurred, net	204.7	154.8	359.5	(1.1)	1.9	—	360.3
Acquisition costs, net	86.3	63.9	150.2	(26.8)	0.2	—	123.6
Other underwriting expenses	28.7	15.8	44.5	—	1.6	—	46.1
Underwriting income (loss)	(0.2)	9.8	9.6	27.9	1.3	—	38.8
Services revenues	—	56.6	56.6	(36.7)	—	(19.9)	—
Services expenses	—	44.8	44.8	—	—	(44.8)	—
Net services fee income	—	11.8	11.8	(36.7)	—	24.9	—
Services noncontrolling income	—	(0.7)	(0.7)	—	—	0.7	—
Net investment losses from Strategic Investments	—	(0.5)	(0.5)	—	—	0.5	—
Net services income	—	10.6	10.6	(36.7)	—	26.1	—
Segment income (loss)	(0.2)	20.4	20.2	(8.8)	1.3	26.1	38.8
Net realized and unrealized investment losses					(97.9)	(0.5)	(98.4)
Net realized and unrealized investment losses from related party investment funds					(60.5)	—	(60.5)
Net investment income					17.4	—	17.4
Other revenues					25.9	19.9	45.8
Net corporate and other expenses					(27.2)	(44.8)	(72.0)
Intangible asset amortization					(2.0)	—	(2.0)
Interest expense					(9.4)	—	(9.4)
Foreign exchange gains					56.5	—	56.5
Income (loss) before income tax benefit	$(0.2)	$20.4	20.2	(8.8)	(95.9)	0.7	(83.8)
Income tax benefit			—	—	27.7	—	27.7
Net income (loss)			20.2	(8.8)	(68.2)	0.7	(56.1)
Net income attributable to noncontrolling interest			—	—	—	(0.7)	(0.7)
Net income (loss) available to SiriusPoint			$20.2	$(8.8)	$(68.2)	$—	$(56.8)

Underwriting Ratios: (1)
Loss ratio	64.1%	63.4%	63.8%				63.3%
Acquisition cost ratio	27.0%	26.2%	26.6%				21.7%
Other underwriting expenses ratio	9.0%	6.5%	7.9%				8.1%
Combined ratio	100.1%	96.1%	98.3%				93.1%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Six months ended June 30, 2023
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$783.3	$1,126.7	$1,910.0	$—	$87.6	$—	$1,997.6
Net premiums written	652.3	744.2	1,396.5	—	65.4	—	1,461.9
Net premiums earned	580.2	630.8	1,211.0	—	88.3	—	1,299.3
Loss and loss adjustment expenses incurred, net	252.6	400.2	652.8	(2.8)	24.1	—	674.1
Acquisition costs, net	128.4	155.7	284.1	(68.4)	30.2	—	245.9
Other underwriting expenses	40.2	44.8	85.0	—	10.5	—	95.5
Underwriting income	159.0	30.1	189.1	71.2	23.5	—	283.8
Services revenues	(2.6)	125.8	123.2	(71.3)	—	(51.9)	—
Services expenses	—	95.5	95.5	—	—	(95.5)	—
Net services fee income (loss)	(2.6)	30.3	27.7	(71.3)	—	43.6	—
Services noncontrolling income	—	(3.3)	(3.3)	—	—	3.3	—
Net investment losses from Strategic Investments	—	(8.0)	(8.0)	—	—	8.0	—
Net services income (loss)	(2.6)	19.0	16.4	(71.3)	—	54.9	—
Segment income	156.4	49.1	205.5	(0.1)	23.5	54.9	283.8
Net realized and unrealized investment gains (losses)					17.5	(8.0)	9.5
Net realized and unrealized investment losses from related party investment funds					(0.1)	—	(0.1)
Net investment income					130.2	—	130.2
Other revenues					(37.8)	51.9	14.1
Net corporate and other expenses					(34.8)	(95.5)	(130.3)
Intangible asset amortization					(5.3)	—	(5.3)
Interest expense					(24.5)	—	(24.5)
Foreign exchange losses					(17.5)	—	(17.5)
Income before income tax expense	$156.4	$49.1	205.5	(0.1)	51.2	3.3	259.9
Income tax expense			—	—	(42.6)	—	(42.6)
Net income			205.5	(0.1)	8.6	3.3	217.3
Net income attributable to noncontrolling interests			—	—	(1.1)	(3.3)	(4.4)
Net income available to SiriusPoint			$205.5	$(0.1)	$7.5	$—	$212.9

Underwriting Ratios: (1)
Loss ratio	43.5%	63.4%	53.9%				51.9%
Acquisition cost ratio	22.1%	24.7%	23.5%				18.9%
Other underwriting expenses ratio	6.9%	7.1%	7.0%				7.4%
Combined ratio	72.5%	95.2%	84.4%				78.2%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Six months ended June 30, 2022
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$902.5	$917.4	$1,819.9	$—	$2.4	$—	$1,822.3
Net premiums written	696.4	638.9	1,335.3	—	1.6	—	1,336.9
Net premiums earned	627.1	457.1	1,084.2	—	13.9	—	1,098.1
Loss and loss adjustment expenses incurred, net	399.2	288.8	688.0	(2.3)	14.7	—	700.4
Acquisition costs, net	166.2	117.4	283.6	(52.4)	0.9	—	232.1
Other underwriting expenses	58.8	31.5	90.3	—	3.0	—	93.3
Underwriting income (loss)	2.9	19.4	22.3	54.7	(4.7)	—	72.3
Services revenues	—	113.4	113.4	(67.5)	—	(45.9)	—
Services expenses	—	88.1	88.1	—	—	(88.1)	—
Net services fee income	—	25.3	25.3	(67.5)	—	42.2	—
Services noncontrolling loss	—	0.1	0.1	—	—	(0.1)	—
Net investment losses from Strategic Investments	—	(0.8)	(0.8)	—	—	0.8	—
Net services income	—	24.6	24.6	(67.5)	—	42.9	—
Segment income (loss)	2.9	44.0	46.9	(12.8)	(4.7)	42.9	72.3
Net realized and unrealized investment losses					(179.5)	(0.8)	(180.3)
Net realized and unrealized investment losses from related party investment funds					(191.5)	—	(191.5)
Net investment income					25.2	—	25.2
Other revenues					37.1	45.9	83.0
Net corporate and other expenses					(61.3)	(88.1)	(149.4)
Intangible asset amortization					(3.9)	—	(3.9)
Interest expense					(18.7)	—	(18.7)
Foreign exchange gains					75.9	—	75.9
Income (loss) before income tax benefit	$2.9	$44.0	46.9	(12.8)	(321.4)	(0.1)	(287.4)
Income tax benefit			—	—	18.0	—	18.0
Net income (loss)			46.9	(12.8)	(303.4)	(0.1)	(269.4)
Net (income) loss attributable to noncontrolling interests			—	—	(0.5)	0.1	(0.4)
Net income (loss) available to SiriusPoint			$46.9	$(12.8)	$(303.9)	$—	$(269.8)

Underwriting Ratios: (1)
Loss ratio	63.7%	63.2%	63.5%				63.8%
Acquisition cost ratio	26.5%	25.7%	26.2%				21.1%
Other underwriting expenses ratio	9.4%	6.9%	8.3%				8.5%
Combined ratio	99.6%	95.8%	98.0%				93.4%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

SIRIUSPOINT LTD.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS & OTHER FINANCIAL MEASURES
Non-GAAP Financial Measures
Core Results
Collectively, the sum of the Company's two segments, Reinsurance and Insurance & Services, constitute "Core" results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Core underwriting income - calculated by subtracting loss and loss adjustment expenses incurred, net, acquisition costs, net, and other underwriting expenses from net premiums earned.
Core net services income - consists of services revenues which include commissions, brokerage and fee income related to consolidated MGAs, and other revenues, services expenses which include direct expenses related to consolidated MGAs, services noncontrolling income which represent minority ownership interests in consolidated MGAs, and net investment gains from Strategic Investments which are net investment gains/losses from investment in our strategic partners. Net services income is a key indicator of the profitability of the Company's services provided, including investment returns on non-consolidated investment positions held.
Core income - consists of two components, core underwriting income and core net services income. Core income is a key measure of our segment performance.
Core combined ratio - calculated by dividing the sum of Core loss and loss adjustment expenses incurred, net, acquisition costs, net and other underwriting expenses by Core net premiums earned. Accident year loss ratio and accident year combined ratio are calculated by excluding prior year loss reserve development to present the impact of current accident year net loss and loss adjustment expenses on the Core loss ratio and Core combined ratio, respectively. Attritional loss ratio excludes catastrophe losses from the accident year loss ratio as they are not predictable as to timing and amount. These ratios are useful indicators of our underwriting profitability.
Tangible Book Value Per Diluted Common Share
Tangible book value per diluted common share, as presented, is a non-GAAP financial measure and the most comparable U.S. GAAP measure is book value per common share. Tangible book value per diluted common share excludes the total number of unvested restricted shares, at period end, and intangible assets. While restricted shares are outstanding, they are excluded because they are unvested. Further, management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. The tangible book value per diluted common share is also useful because it provides a more accurate measure of the realizable value of shareholder returns, excluding intangible assets.

The following table sets forth the computation of book value per common share, book value per diluted common share and tangible book value per diluted common share as of June 30, 2023 and December 31, 2022:

	June 30, 2023	December 31, 2022
	($ in millions, except share and per share amounts)
Common shareholders’ equity attributable to SiriusPoint common shareholders	$2,054.8	$1,874.7
Intangible assets	(158.5)	(163.8)
Tangible diluted common shareholders' equity attributable to SiriusPoint common shareholders	$1,896.3	$1,710.9

Common shares outstanding	163,200,630	162,177,653
Effect of dilutive stock options, restricted share units, warrants and Series A preference shares	3,964,586	3,492,795
Book value per diluted common share denominator	167,165,216	165,670,448
Unvested restricted shares	(649,528)	(1,708,608)
Tangible book value per diluted common share denominator	166,515,688	163,961,840

Book value per common share	$12.59	$11.56
Book value per diluted common share	$12.29	$11.32
Tangible book value per diluted common share	$11.39	$10.43
Other Financial Measures
Annualized Return on Average Common Shareholders’ Equity Attributable to SiriusPoint Common Shareholders
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders is calculated by dividing annualized net income (loss) available to SiriusPoint common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders for the three and six months ended June 30, 2023 and 2022 was calculated as follows:

	Three months ended		Six months ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
	($ in millions)
Net income (loss) available to SiriusPoint common shareholders	$66.3	$(60.8)	$204.9	$(277.8)
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	2,036.6	2,088.2	1,874.7	2,303.7
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	2,054.8	2,023.3	2,054.8	2,023.3
Average common shareholders’ equity attributable to SiriusPoint common shareholders	$2,045.7	$2,055.8	$1,964.8	$2,163.5
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	13.0%	(11.8)%	20.9%	(25.7)%